                                                                     EXHIBIT 8.1

[MAYER BROWN ROWE & MAW LOGO]

October 8, 2003                                     Mayer, Brown, Rowe & Maw LLP
                                                       190 South La Salle Street
RefcoFund Holdings, LLC                             Chicago, Illinois 60603-3441
 as general partner of S&P Managed Futures
 Index Fund, LP                                          Main Tel (312) 782-0600
550 W. Jackson                                           Main Fax (312) 701-7711
Suite 1300                                                www.mayerbrownrowe.com
 Chicago, Illinois 60661

Ladies and Gentlemen:

     We have acted as counsel to S&P Managed Futures Index Fund, LP, a Delaware limited partnership (the "Partnership"), and its general partner, RefcoFund Holdings, LLC, a Delaware limited liability company (the "General Partner"), in connection with the preparation and filing of Amendment No. 1 to the Registration Statement on Form S-1 (Reg. No. 333-107357) (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") on or about October 8, 2003.

     In connection with the filing of the Registration Statement, you have requested our opinions concerning (i) the qualification and taxation for Federal income tax purposes of the Partnership as a partnership; and (ii) the information in the Prospectus (the "Prospectus") included in the Registration Statement under the heading "Federal Income Tax Aspects."

     In formulating our opinions, we have reviewed and relied upon the Registration Statement and such applicable provisions of law and other documents as we have considered necessary or desirable for purposes of the opinions expressed herein. For purposes of our opinions, we have not made an independent investigation of the facts set forth in such documents or the Registration Statement. We have, consequently, assumed that the information presented therein accurately and completely describes all material facts relevant to our opinions. No facts have come to our attention, however, that would cause us to question the accuracy or completeness of such facts or documents in a material way.

     In rendering these opinions, we have assumed that the transactions contemplated by the foregoing documents have been consummated in accordance with the provisions thereof, and that such documents accurately reflect the material facts of such transactions. In addition, these opinions are based upon the assumption that the Partnership will operate in the manner described in its organizational documents and in the Registration Statement, and all terms and provisions of such agreements and documents have been and will continue to be complied with. Our opinions expressed herein are based on the applicable laws of the State of Delaware, the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, interpretations of the Code and such regulations by the courts and the Internal Revenue Service,


     Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles
              Manchester New York Palo Alto Paris Washington, D.C.
           Independent Mexico City Correspondent: Jauregui, Navarrete,
                               Nader y Rojas, S.C.

    Mayer, Brown, Rowe & Maw LLP operates in combination with our associated
       English limited liability partnership in the offices listed above.

RefcoFund Holdings, LLC
October 8, 2003

all as they are in effect and exist at the date of this letter. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions could adversely affect our conclusions.

     Based upon and subject to the foregoing, it is our opinion that:

     1. The Partnership, beginning with its initial taxable year ending December 31, 2003, will be treated as a partnership and will not be treated as a "publicly traded partnership" for United Stated federal income tax purposes, assuming that the Partnership does not elect to be taxed as a corporation and that substantially all of the gross income of the Partnership for each of its taxable years will constitute "qualifying income" within the meaning of Section 7704(d) of the Code.

     2. The information in the Prospectus included in the Registration Statement under the heading "FEDERAL INCOME TAX ASPECTS," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects.

     Other than as expressly stated above, we express no opinion on any issue relating to the Partnership or any investment therein. This opinion speaks as of the date hereof and we assume no obligation to update this opinion as of any future date. This opinion shall not be used for any purpose without our written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the caption "FEDERAL INCOME TAX ASPECTS" in the Registration Statement.

Sincerely,


Mayer, Brown, Rowe & Maw LLP